                                  SCHEDULE 14A
                                 (Rule 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[_]  Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)
     (2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-12

                          SORRENTO NETWORKS CORPORATION
 _____________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

 _____________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ______________________________________________________________________
     2)   Aggregate number of securities to which transaction applies:

          ______________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________
     4)   Proposed maximum aggregate value of transaction:

          ______________________________________________________________________
     5)   Total fee paid:

          ______________________________________________________________________

[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid:

          ______________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

          ______________________________________________________________________
     3)   Filing Party:

          ______________________________________________________________________
     4)   Date Filed:

          ______________________________________________________________________

                                 [SORRENTO LOGO]

                                   AND ADDRESS

                                                               December __, 2003

Dear Fellow Shareholders:

     We cordially invite you to attend the Annual Meeting of the Shareholders of Sorrento Networks Corporation (the "Company") to be held at 10:00 a.m., Pacific Time, on Thursday, January 8, 2004, at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California.

     The purposes of this meeting are the election of directors, ratification of the appointment of the independent accountants and the approval of the issuance of common shares associated with the LuxN acquisition that exceeded 20% of the then total outstanding shares of the Company. Following the meeting, we will also review the status of our business. These matters are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, which we encourage you to read carefully.

     A continental breakfast will be available prior to the meeting beginning at 9:00 a.m. Our senior management will be available to talk with shareholders before the meeting. Following the formal meeting, management will review our accomplishments during the past year, update shareholders on our plans for the future, and respond to shareholders' questions.

     The Board of Directors recommends that Shareholders vote in favor of each proposal. We encourage all Shareholders to participate by voting their shares by Proxy, whether or not you plan to attend the meeting, as soon as possible. You may vote over the Internet, by telephone, or by mailing a traditional proxy card. If you do attend the Annual Meeting, you may revoke your proxy at that time and vote in person, if you wish, even if you have previously returned your proxy.

     If you have questions about the proposals or voting your shares, please call Mary Lay, V.P. Finance, at the Company at (858) 909-3445.

     Sincerely,

     Phillip W. Arneson
     Chairman and Chief Executive Officer

                                   ----------

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS

                                   ----------

                          To be held on January 8, 2004

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Sorrento Networks Corporation will be held at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California, on January 8, 2003 at 10:00 a.m., for the following purposes:

     1. To elect seven directors who will hold office for one-year terms ending at the next Annual Meeting or until their successors have been duly elected and qualified.

     2. To approve the issuance of common shares associated with the LuxN acquisition that exceeds 20% of the current outstanding shares of the Company as of the acquisition date. Upon approval, the cash held under restriction would be released to the Company for general working capital purposes.

     3. To ratify the appointment of BDO Seidman, LLP as the firm of independent auditors for the year ended January 31, 2004.

     4. To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on November 24, 2003 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet, as well as by telephone or by mailing a traditional proxy card. Your proxy may be revoked at any time prior to the vote at the Annual Meeting by following the procedures set forth in the accompanying Proxy Statement.

                                            By Order of the Board of Directors


                                            PHILLIP W. ARNESON
                                            Chairman and Chief Executive Officer

San Diego, California
December 10, 2003

                          SORRENTO NETWORKS CORPORATION
                               9990 Mesa Rim Road
                           San Diego, California 92121

                                   ----------

                                 Proxy Statement

                                   ----------

            Annual Meeting of Shareholders to be held January 8, 2004

                               GENERAL INFORMATION

     This Proxy Statement is being furnished to shareholders of Sorrento Networks Corporation, a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Shareholders (the "Annual Meeting") to be held at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California, on January 8, 2004 at 10:00 a.m., and any adjournments or postponements thereof, pursuant to the Notice of Meeting. The approximate date on which this Proxy Statement is first being sent to shareholders is ______________, 2003.

Who Can Vote

     Only holders of record of our common stock, par value $0.001 per share, at the close of business on November 24, 2003, are entitled to vote at the Annual Meeting. As of November 15, 2003, we had outstanding and entitled to vote 10,477,217 shares of common stock. The 444 shares of common stock in our treasury on that date will not be voted.

How You Can Vote by Proxy

     If you are a registered shareholder (you hold your stock in your own name), you may vote by one of the following methods:

     o    Proxy Card, by completing and mailing the enclosed proxy card;

     o Telephone Voting, by dialing 1-800-PROXIES and following the enclosed instructions for telephone voting;

     o Via the Internet, by going to the web address http://www.amstock.com and following the enclosed instructions for Internet voting.

     If you are a registered voter, you can simplify your voting and save the Company expense by voting via the Internet or calling the toll-free number listed on the proxy card. A control number, located on the proxy card, is designated to verify a shareholder's identity and allow the shareholder to vote the shares and confirm that the voting instructions have been recorded properly. If you vote via the Internet or by telephone, please do not return a signed proxy card.

     Please be aware that if you vote over the Internet, you might incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m. [Pacific] Time on January 7, 2003.

     If you return your signed proxy card or use the telephone or Internet voting before the Annual Meeting, we will vote your shares as you direct. You have three choices on each matter to be voted upon. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. See "Proposal 1 - Election of Directors." For each of the other items, you may vote "FOR", "AGAINST," or "ABSTAIN" from voting.

     If you do not specify on your proxy card or through Internet or telephone prompts how you want to vote your shares, we will vote them "for" the election of director nominees and "for" ratification of the independent auditors.

     If your shares are held in "street name" (through a broker or other nominee), you must provide instructions on voting to your nominee holder. If you wish to vote in person at the meeting, you must obtain from the record holder a legal proxy issued in your name. You will need to contact your broker or other nominee to determine whether you will be able to vote electronically via the Internet or by telephone.

How You May Revoke or Change Your Vote

     You can revoke your proxy at any time before it is voted at the Annual Meeting by:

     (1)  Sending written notice of revocation to the Corporate Secretary; or

     (2) Submitting another proper proxy with a more recent date than that of the proxy first given by (i) following the Internet voting instructions, or (ii) following the telephone voting instructions, or
          (iii) by signing and returning a proxy card to the Company; or

     (3)  Attending the Annual Meeting and voting in person.

     Another person at the meeting may also represent you if you execute a proper proxy designating that person.

     Any notice of revocation that is delivered at the Annual Meeting should be hand- delivered to the Inspector of Election at or before the taking of the vote. A shareholder may be requested to present such documents as shall be reasonably requested for the purpose of establishing such shareholder's identity.

Quorum, Voting Requirements and Effect of Abstentions and Non-Votes

     At the Annual Meeting, an Inspector of Election will determine the presence of a quorum and tabulate the results of the voting by the shareholders. The holders of a majority of the outstanding shares of common stock that are entitled to vote at the Annual Meeting must be present in person or by proxy in order to have the quorum that is necessary for the transaction of business at the Annual Meeting. The Inspectors will treat properly executed proxies marked "abstain" or required to be treated as "non-votes" as present for purposes of determining whether there is a quorum at the Annual Meeting. Broker "non-votes" occur when a broker or nominee holding shares for a beneficial owner returns a proxy but does not have the authority to vote on a particular proposal.

     The seven nominees for director who receive the highest number of affirmative votes will be elected to serve as directors until the next annual meeting of our shareholders or until their successors are duly elected and qualified. All other matters will require the approval of a majority of the votes cast by the holders of common stock in person or by proxy at the Annual Meeting.

Costs of Solicitation

     We will bear the cost of preparing, printing, and mailing material in connection with this solicitation of proxies. In addition to mailing material, certain of our employees may make solicitations personally, by telephone and by fax. We are required to reimburse brokerage firms, banks, and others for their reasonable out-of-pocket expenses, including clerical expenses, related to forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies.

Annual Report

     Our Annual Report on Form 10-K/A for the fiscal year ended January 31, 2003, containing audited financial statements for such year, and the Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2003 are enclosed with this Proxy Statement. This Proxy Statement and the enclosed Proxy are being sent to our shareholders on or about _______________, 2003.


IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THIS MEETING, YOU ARE REQUESTED TO PLEASE SIGN, DATE AND MAIL THE PROXY PROMPTLY.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     At the Annual Meeting, seven directors will be elected to serve for one-year terms expiring on the date of the Annual Meeting the following year. Each director elected will continue in office until a successor has been elected or until his resignation or removal in the manner provided by our By-Laws. The names of the nominees for the Board of Directors are listed below. Shares represented by a properly executed proxy in the accompanying form will be voted for such nominees. However, discretionary authority is reserved to vote such shares in the best judgment of the persons named in the event that any person or persons other than the nominees listed below are to be voted on at the meeting due to the unavailability of any nominee so listed.

                           NOMINEES FOR ONE-YEAR TERMS

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE TO ELECT THE FOLLOWING NOMINEES TO SERVE ON THE BOARD OF DIRECTORS.

Phillip W. Arneson, 67, has been our Chairman and Chief Executive Officer since March 2002. He previously served as our President and Chief Operating Officer from October 2001 until his appointment as Chairman and Chief Executive Officer. He also has served as one of our directors since October 2000. From 1996 to 2001, Mr. Arneson held the position of Executive Vice President for privately held Frandsen Corporation, a diversified financial and manufacturing company where he was responsible for growing the enterprise through acquisitions, internal growth, and strategic partnerships. Additionally, he served as President of two of its operating companies. Mr. Arneson has served several public and private technology companies in executive management, holding positions as Chief Executive Officer, President and Group Vice President as well as having extensive experience as a director of such companies. From 1982 to 1986, he served as Executive Vice President of Allied Signal's Electronic Sector and as Chief Executive Officer of its subsidiary, Amphenol Corp. In 1986, Mr. Arneson's technology group garnered the prestigious IR-100 award for the development of an integrated fiber optics phase modulator. Mr. Arneson holds a B.S. in Electrical Engineering from the University of Minnesota's Institute of Technology.

Donne F. Fisher, 65, has served as one of our directors since November 2001 and is chairman of our Audit Committee. Mr. Fisher is currently President of Fisher Capital Partners, Ltd., a private venture capital and investment company he founded in 1991. From 1982 to 1996, Mr. Fisher held various executive officer positions with Tele-Communications, Inc. ("TCI") and its subsidiaries including Executive Vice President and Treasurer. He was a TCI director from 1980 until 1999 when TCI merged into AT&T Corporation. Since his retirement in 1996, Mr. Fisher has been a consultant to TCI (now AT&T Broadband). Mr. Fisher also serves as a director of Liberty Media Corporation, a former subsidiary of AT&T, and General Communications, Inc., a diversified telecommunications provider.

Robert L. Hibbard, 51, has served as one of our directors since November 2001 and is chairman of our compensation committee. Mr. Hibbard is an attorney and management consultant in private practice in which he handles a wide variety of commercial matters including technology licensing and the structuring of merger and acquisitions transactions. From 1997 to 1999, Mr. Hibbard was Chief Executive Officer of Kim Technologies International, Inc., a privately held developer of electromechanical "super" capacitors for wireless applications. From 1994 to 1997, Mr. Hibbard was Vice President and General Counsel at Allied Signal Engines, and from 1987 to

1994, Assistant General Counsel at Allied Signal Aerospace. Mr. Hibbard holds a
B. A. degree from Gustavus Adolphus College and a J. D. degree from Marquette University Law School.

Gary M. Parsons, 54, has served as one of our directors since October 2000. Since 1996, Mr. Parsons has held the position of Chairman of the Board for Motient Corporation, a wireless data firm, and XM Satellite Radio Holdings, Inc., and in October 2001 was named Chairman and Chief Executive Officer of Mobile Satellite Ventures, LLP. On January 10, 2002, Motient filed a voluntary bankruptcy petition in connection with a prearranged restructuring of its debt and emerged from bankruptcy on May 1, 2002. From 1990 to 1996, Mr. Parsons held a number of executive positions at MCI Communications, Inc., including Executive Vice President, Chief Executive Officer of MCImetro, Inc., and President of MCI's Southern Division. From 1984 to 1990, Mr. Parsons held the responsibilities of Executive Vice President at Telecom*USA, a fiber-optic and long distance venture subsequently acquired by MCI. Mr. Parsons holds a B.S. in Electrical and Computer Engineering from Clemson University and an MBA from the University of South Carolina.

Larry J. Matthews, 76, has served as one of our directors since August 2002. Mr. Matthews was a co-founder of Zytec Corporation, a manufacturer of high performance electronics for the telecommunications and computer industries. Mr. Matthews served as an officer and director of Zytec, which grew from a start-up operation to a public company with revenues exceeding $250 million annually during his tenure. In 1992, Zytec won the National Baldrige Quality Award. A public offering of Zytec was completed in 1994. In 1997, Zytec merged with Computer Products Corporation to form Artesyn Technologies (ATSN, NASDAQ). Mr. Matthews currently serves on Artesyn's board as a director. He also serves on the Board of Veritec, Inc. (OTCBB, VRTC.OB,), a seller of microprocessor-based encoding and decoding systems products. From January 1999 to June 2000, Mr. Matthews served as Veritec's Acting President and Chief Executive Officer. Mr. Matthews holds a Bachelor of Engineering degree from Iowa State University, and serves on the boards of several privately held companies.

Don Herzog, 34, is an investment professional who worked most recently for the firm of Zimmer Lucas Partners in New York City from 2001 to 2003. Prior to that, he was with the venture capital firm Odyssey Capital from 2000 to 2001. Mr. Herzog earned his MBA at Carnegie Mellon from 1998 to 2000 and received a
B. S. in electrical engineering from Drexel University in 1990, prior to eight years as a naval officer.

Tom Schilling, 37, was most recently Chief Financial Officer of Cincinnati Bell Inc. (fka Broadwing Inc.), serving from 2002-2003. Prior to that, and from 1999, Mr. Schilling was Senior VP and Chief Financial Officer of Broadwing Communications, a subsidiary of Cincinnati Bell. Further, Mr. Schilling was Chief Financial Officer of AutoTrader.com from 1998-1999, and from 1993-1998 held several management positions with MCI Communications, Inc. He holds a B.S. in accounting from Indiana University.

                        INFORMATION CONCERNING THE BOARD

     The Board of Directors met eleven times in fiscal 2003. No director attended fewer than 75% of the meetings.

     The Board of Directors has an Audit Committee, which met five times during fiscal 2003, and a Compensation Committee, which met three times during fiscal 2003. No committee member attended fewer than 75% of the meetings.

     The Compensation Committee is responsible for reviewing the compensation and benefits of our executive officers, making recommendations to the Board of Directors concerning compensation and benefits for such executive officers, reviewing overall company-wide compensation plans and administering our stock option plans. Mr. Hibbard has been elected to serve as chairman of the Compensation Committee with Messrs. Fisher, Herzog, Matthews and Parsons currently serving as members.

     The Audit Committee is responsible for providing independent, objective oversight of our accounting functions and internal controls. The Audit Committee reviews our financial statements, meets with our independent accountants to review our internal controls and financial management practices and examines all agreements or other transactions between us and our directors and officers (other than those compensation functions assigned to the Compensation Committee) to determine whether such agreements or transactions are fair to our shareholders.

     Our independent auditors and our internal accounting staff have unrestricted access to our Audit Committee.

     The Audit Committee is composed of independent directors, and acts under a written charter first adopted and approved by the Board of Directors in June 2000, a copy of which is attached to this Proxy Statement as Exhibit A. Each member of the Audit Committee is independent as defined by the NASDAQ Stock Market Listing Standards and by the Sarbanes-Oxley Act of 2002. Mr. Fisher served as chairman of the Audit Committee with Messrs. Matthews and Parsons as members of the Audit Committee. In fiscal year 2004, Mr. Fisher has again been elected to serve as chairman of the Audit Committee with Messrs. Herzog, Matthews, and Schilling serving as members. The report by the Audit Committee for the year ended January 31, 2003, as submitted by the members of the Audit Committee, follows:

Audit Committee Report

     The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.

     The Audit Committee consulted with our independent accountants regarding the following:

     o the plan for, and the independent accountants' report on, each audit of our financial statements;

     o our financial disclosure documents, including all financial statements and reports filed with the SEC and sent to shareholders;

     o reviewing our accounting practices, principles, controls and methodologies;

     o    significant developments in accounting and SEC rules;

     o the adequacy of our internal controls and the performance of our accounting personnel.

     The Audit Committee is responsible for overseeing and monitoring the quality of our accounting and auditing practices as well as recommending to the Board that our financial statements be included in our annual report. Management is responsible for planning and conducting audits, ensuring that our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, and our system of internal controls.

     In this context, the Audit Committee has held discussions with management and BDO Seidman, LLP, our independent accountants for fiscal 2003. Management has represented to the Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements and other such matters deemed relevant and appropriate with management and the independent accountants. In addition, the Committee has met with the independent accountants and discussed the scope and results of the audit for fiscal 2003 and the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees".

     Further, the Audit Committee has received the written disclosures and the letter from BDO Seidman, as required by Independence Standards Board No. 1, "Independence Discussions with Audit Committees", and has discussed with BDO Seidman, LLP its independence from management. The Committee has also reviewed the fees received by the independent accountants for services related to fiscal 2003 and determined that no material amounts were paid for non-audit related services, and such amounts were compatible with the maintenance of BDO Seidman, LLP's independence in the conduct of its auditing function.

     Based on the reviews and discussions described above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended January 31, 2003, as amended, for filing with the Securities and Exchange Commission. The Committee also has recommended, subject to stockholder ratification, the selection of BDO Seidman, LLP as our independent accountants for the fiscal year ending January 31, 2004.

     The members of the Audit Committee have also confirmed there have been no new circumstances or developments since their respective appointments to the Audit Committee that would impair any member's ability to act independently.

The Audit Committee

     Donne F. Fisher, Chairman
     Gary M. Parsons
     Larry J. Matthews

Audit and Non-Audit Fees

     The following table presents fees for professional audit services rendered by BDO Seidman, LLP for the audit of the Company's annual financial statements and fees billed for other services rendered by BDO Seidman, LLP during Fiscal 2003 and 2002:

                          FY 2003    FY 2002
                         --------   --------
Audit fees (a)           $215,666   $134,951
Audit-related fees (b)     12,735     57,903
Tax related fees (c)      193,250      4,806
Other fees (d)                 --         --
                         --------   --------
   Total                 $421,651   $197,660

     (a) Includes fees incurred for quarterly reviews conducted under the Statement of Auditing Standards No. 71 and 100 and the Company's audited financial statements including Audit Committee meeting fees and proxy review fees.

     (b) Other audit-related fees consist primarily of audits and reviews of stand alone financial reports of the Company and it's subsidiaries, reviews of draft public offering documents of a subsidiary which were not filed in FY 2002, review of all public filings that incorporate by reference or accompany the Company's audited financials statements, a single purpose audit of a subsidiary's revenue from a product line required for compliance with a purchase agreement and restructuring pro forma financial information.

     (c) Tax related fees include both domestic and international tax preparation.

     (d)  none

     BDO Seidman did not provide and it did not bill nor was it paid any fees for, financial information systems design and implementation services in fiscal 2003 and 2002. All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by BDO Seidman, LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing function.

Director Compensation

     Each director who is not one of our employees or our subsidiaries is paid an annual retainer of $24,000 per year, payable at a rate of $2,000 per month. If an outside director is not nominated for re-election or re-elected, the unpaid remainder of his $24,000 annual retainer shall be paid by the Company in a lump sum upon his departure.

     Each director who is not one of our employees receives $1,250 for each Board of Directors meeting attended. Directors who serve as the chairman of a Committee receive an additional $750 for each Committee meeting attended and all other committee members receive $500. All Directors are reimbursed for expenses incurred in attending Board of Directors and Committee meetings. Directors receive no additional compensation or options for serving on the Board of Directors or any Committee.

     Directors receive a Non-Statutory Option to purchase 50,000 shares of common stock annually, provided that the director has not previously been employed by, or received a prior option grant from us. The shares underlying these options vest (or our right of repurchase lapses) in equal installments at the end of each month during the subsequent 12-month period measured from the grant date. The stock options shall be exercisable for a period of 10 years after the date of grant. If an outside director is not nominated for re-election or re-elected subsequent to the date of the annual grant, the unvested options shall immediately vest.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of October 31, 2003, regarding the ownership of our common stock by (i) each director and nominee for director of the Company; (ii) each of the present executive officers named in the executive officer section following; (iii) each person known to us to beneficially own 5% or more of our common stock; and (iv) all of our directors and executive officers as a group. Except as indicated, all persons named as beneficial owners of our common stock have sole voting and investment power with respect to the shares indicated as beneficially owned by them. All persons named have an address at c/o Sorrento Networks Corporation, 9990 Mesa Rim Road, San Diego, California 92121, unless otherwise indicated.

                                                   Common Stock
                                            ---------------------------
                                            Number of   Percentage of
Name of Beneficial Owner (A)                  Shares    Outstanding (N)
----------------------------                ---------   ---------------
Phillip W. Arneson (B)                        444,453         4.1%
Donne F. Fisher (C)                           105,982         1.0%
Robert L. Hibbard (D)                          34,717           *
Gary M. Parsons (E)                            32,250           *
Larry J. Matthews (F)                          30,917           *
Don Herzog (G)                                 12,500           *
Tom Schilling (H)                              12,500           *
Joe R. Armstrong (I)                          257,195         2.4%

All Directors, Nominees and

Executive Officers as a Group                 930,512         8.7%

(J) Rajendra Singh                            873,132         8.3%
    7925 Jones Branch Drive
    Suite 6400
    McLean, VA  22102

(K) Belmarken Holdings, BV                  2,059,195        19.7%
    Boeing Avenue 53
    1119 PE Schiphol Rijk
    The Netherlands, PF

(L) Sorrento Holdings, L.L.C.                 791,604         7.6%
    c/o Hareh Capital Management
    621 N.W. 53rd St., Suite 620
    Boca Raton, FL  33487

(M) Menlo Ventures                            614,947         5.9%
    2000 Sand Hill Rd., Bldg. 4, Ste. 100
    Menlo Park, CA 94024

----------
*    Less than 1%

(A) All information with respect to beneficial ownership of the shares is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided by such beneficial owners to us.

(B) Includes exercisable options held by Mr. Arneson to acquire 444,203 shares of common stock, and 250 shares of common stock purchased in June 2002.

(C) Includes exercisable options to acquire 32,167 shares of common stock held by Mr. Fisher. and 24,605 shares of common stock received in distribution of stock to our former Series A Preferred Stock holders and interest payments on the 7.5% Convertible Debenture outstanding. Mr. Fisher is President of Fisher Capital Partners, which holds 49, 210 shares of our common stock. Mr. Fisher is a director of Liberty Media Corporation, which owns an approximate 74% economic interest representing an approximate 94% voting interest in UnitedGlobalCom, Inc. ("UGC"). Belmarken Holding, B.V., an indirect subsidiary of

     UGC, holds 2,059,195 shares of our common stock. Liberty Media also holds convertible debt of United Pan-Europe Communications, N.V., a subsidiary of UGC, which it has agreed to exchange for additional shares in UGC. Mr. Fisher meets all the current requirements for an independent director.

(D) Includes exercisable options to acquire 34,667 shares of common stock held by Mr. Hibbard and 50 shares of common stock purchased in July 2002.

(E) Represents options to acquire shares of our common stock, which were granted to Mr. Parsons consistent with, and upon the same terms, conditions and vesting schedules as, option grants made to other members of our Board of Directors.

(F) Represents options to acquire shares of our common stock, which were granted to Mr. Matthews consistent with, and upon the same terms, conditions and vesting schedules as, option grants made to other members of our Board of Directors

(G) Represents options to acquire shares of our common stock, which were granted to Mr. Herzog consistent with, and upon the same terms, conditions and vesting schedules as, option grants made to other members of our Board of Directors

(H) Represents options to acquire shares of our common stock, which were granted to Mr. Schilling consistent with, and upon the same terms, conditions and vesting schedules as, option grants made to other members of our Board of Directors

(I) Includes exercisable options to acquire 257,045 shares of common stock held by Mr. Armstrong and 150 shares of common stock purchased in June 2002.

(J) Represents holdings reported by Rajendra Singh, Neera Singh, Cherrywood Holdings, Inc., Telcom Ventures, L.L.C., and Telcom-SNI Investors, L.L.C. on June 16, 2003 on Form 13-G, "General Statement of Beneficial Ownership." Includes 647,348 shares of common stock and 225,784 shares underlying convertible debentures held by the reporting persons.

(K) Represents holdings reported by Belmarken Holdings, BV on June 16, 2003 on Form 13-D, "General Statement of Beneficial Ownership." Includes 1,566,539 shares of common stock and 492,656 shares underlying convertible debentures held by the reporting person.

(L) Represents holdings reported by Sorrento Holdings, L.L.C., on June 16, 2003 on Form 13-G, "General Statement of Beneficial Ownership." Includes 614,971 shares of common stock and 176,633 shares underlying convertible debentures held by the reporting person.

(M) Represents holdings for Menlo Ventures as shown on our Transfer Agent Shareholders of Record list as of October 31, 2003. Includes 580,203 shares of common stock and 34,744 shares underlying warrants held by the reported person.

(N) For each beneficial owner, the "Percentage of Outstanding" equals each owner's actual holdings of shares plus shares represented by unexercised options and warrants held, divided by total shares outstanding at October 31, 2003 of 10,477,217 plus the unexercised options and warrants detailed above of the referenced holder only. In other words, individual percentages of the listed holders will not add to the group total because the calculations are made separately for each holder.

                        EXECUTIVE OFFICERS AND DIRECTORS

As of the date of this Proxy Statement, our executive officers and directors are:

       Name           Age                 Position
-------------------   ---   --------------------------------------
*Phillip W. Arneson    67   Chief Executive Officer, President and
                            Chairman of the Board
*Donne F. Fisher       65   Director
*Robert L. Hibbard     51   Director
*Gary M. Parsons       54   Director
*Larry J. Matthews     76   Director
*Don Herzog            34   Director
*Tom Schilling         40   Director
 Joe R. Armstrong      54   Chief Financial Officer

*    See biographies in Proposal 1 - Election of Directors

Joe R. Armstrong has served as our Chief Financial Officer since January 2001. He brings over 25 years of corporate finance, investor relations, treasury, legal and management experience to us. As chief financial officer, vice president, finance and secretary of State Of The Art, a leading provider of accounting software, from 1983 to 1997 he managed two rounds of venture capital financing, the company's initial public offering and several significant acquisitions and mergers. From February 1998 to March 2001, Mr. Armstrong served as CFO for The Bohlin Company. Previously, he was director of marketing finance and financial planning for MAI Basic Four Corporation and a certified public accountant for Vicenti, Lloyd and Stutzman, a regional public accounting firm. Mr. Armstrong holds both bachelors and masters degrees in business from Utah State University.

Other Key Management

     As of the date of this Proxy Statement, other members of our management team include:

      Name             Age                Position
--------------------   ---   ------------------------------------
Subrata Datta           41   Chief Technology Officer
Ram Krishnan            50   Vice President, Business Development
Mary A. Lay             46   Vice President, Finance
Andrew Nguyen           44   Vice President, Engineering
Manfred Seehagen        55   Vice President, European Operations
Marc W. Thurman         54   Vice President, Operations
Mitchell R. Truelock    35   Vice President, Sales & Marketing

Subrata Datta has served as Chief Technology Officer since October 2003 and previously served as our Vice President of Engineering. Mr. Datta joined Sorrento upon our acquisition of Distributed Systems International, Inc. in 1996. From 1996 to 1999 he was responsible for all engineering development for the LAN adapter and hub/switch products. Prior to joining us, Mr. Datta helped develop the ANSI FDDI and FDDI-II standards and design network components and system-level products for DSI. Prior to DSI, Mr. Datta had extensive design experience while working at AT&T Bell Laboratories on the 3B20 Duplex computer system, based on highly fault tolerant architectures, high-reliability and stringent up-time requirements. Before working for AT&T Bell Laboratories, Mr. Datta worked for IBM's Yorktown Research Center where he focused on FDDI development for their RS6000 workstation systems. Mr. Datta holds a M.S. and B.S. in Electrical Engineering from the Cooper Union School of Engineering.

Ram Krishnan has served as Vice President of Business Development since our acquisition of LuxN, Inc, in August 2003. Mr. Krishnan had been with LuxN since July 2000, serving in a variety of positions including VP, Operations and VP, Business Development. Prior to that, he spent twenty years at Hewlett-Packard and Agilent Technologies in Engineering, Marketing and Manufacturing positions, including a stint as a Business Unit Manager for optoelectronic devices. Mr. Krishnan graduated from the University of California, Berkeley with a PhD in Mechanical Engineering.

Mary A. Lay has served as Vice President, Finance since July 2002 and joined us in March 2002 as Controller. Ms. Lay brings over 20 years of corporate finance, treasury and management experience to the Company. Ms. Lay's previous experience includes contract and permanent position as Corporate Controller and Chief Financial Officer at several companies including On-Point Technology Systems, Inc., Curtis Coleman Company and Nexergy Tauber. Ms. Lay holds a B.A. in Financial Accounting from National University, an M.B.A. from the University of Phoenix and is a certified public accountant.

Andrew Nguyen has served as Vice President of Engineering since October 2003. Mr. Nguyen served as LuxN's Vice President, Engineering since August 2000, during which time he was responsible for all product development including the delivery of high-availability carrier-class optical transport platforms and network management software products. Prior to joining LuxN, Mr. Nguyen served as Vice President, Engineering for Allied Telesyn International (ATI), a leading supplier of fiber transceivers/media-converter products and workgroup/enterprise IEEE802.3 L2/L3 repeaters/switches/routers. Prior to ATI, Mr. Nguyen worked at Motorola, Ricoh and Epson Research Center, developing and delivering successful products to the market. Mr. Nguyen holds a B.S. in Electrical Engineering from San Jose State University.

Manfred Seehagen has served as our Vice President of European Operations since September 2002 and joined Sorrento Networks in March 1999 as the Director of Sales and Marketing for our German subsidiary. He has a computer science and electronics background as well as several years of sales and marketing experience with ITT Telecommunications, Standard Electrik Lorenz and Alcatel. Mr. Seehagen has also been an active member of ZVEI (Zentralverband der Elektrotechnik und Elektronikindustrie), the German electrical and electronic manufacturers' association where he was a representative in several telecommunications working groups.

Marc Thurman has served as Vice President, Operations since April 2001. Mr. Thurman oversees our manufacturing and operations, supply chain management, and quality assurance functions. He brings to us nearly 25 years of manufacturing operations, supply chain management and quality assurance experience on leading edge technologies and products for the computer and telecommunication markets. Mr. Thurman's previous experience includes service since 1971, in various functions at Packard Bell NEC, ComCrypt Systems, IDEA Courier, Inc., Sidereal Corporation, Intel Corporation, RTE Corporation, and Western Electric. In his most recent position, Mr. Thurman had manufacturing responsibilities including internal production, contract manufacturing (EMS) and third party manufacturing
(TPM), supporting revenues of $2 billion. Mr. Thurman holds a B.S. in Electrical Engineering from Oregon State University as well as an M.B.A. degree from University of Portland.

Mitchell R. Truelock, has served as Vice President, Sales and Marketing since February 2003 and is responsible for North American and Asia Pacific sales, marketing, product management and customer support. Mr. Truelock joined us in January 2003 as Vice President, Strategic Planning after having consulted with us since August 2002. Prior to joining us, from February 2000 to November 2001, Mr. Truelock was a Vice President in the communications equipment group at Banc Boston Robertson Stephens, a technology investment bank. From June 1998 to February 2000, Mr. Truelock was a Vice President in the technology group at Dain Rauscher Wessels, a technology investment bank. From September 1995 to June 1998, Mr. Truelock was a corporate attorney at Cooley Godward LLP where he focused on mergers and acquisitions, private financings and initial public offerings for technology companies. Mr. Truelock holds a L.L.M. in corporate securities at Georgetown University Law, a J.D. from Southern Methodist University, and a BBA in accounting from the University of Texas at Austin.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Two of our customers are subsidiaries of UPC, which is the parent of Belmarken Holding, B.V., a holder of approximately 21.8% of our shares of common stock, and indirect subsidiaries of UGC. During fiscal 2003 we made sales of $312,000, including deferred revenue, to these customers and these customers had no outstanding receivables at January 31, 2003. During the six months ended July 31, 2003 we had sales of $156,000 to these customers. These customers had outstanding receivables of $78,000 as of July 31, 2003. As noted above, Mr. Fisher is a director of Liberty Media Corporation, which is a shareholder of UGC and debt holder in one of its indirect subsidiaries. Mr. Fisher was not one of our directors when we made these sales and extended credit to these customers. However, indirect subsidiaries of UGC continue to be among our customers.

     In February 2003, by formal resolution by the Board of Directors, we entered into a consulting agreement with Mr. Robert Hibbard to provide services to our Board of Directors and management at a consulting rate of $175 per hour and a retainer of $20,000 per month for six months. Mr. Hibbard agreed to make himself available to us for not less than 20 hours per week. This agreement terminates February 1, 2004 and the cash retainer portion of Mr. Hibbard's agreement expired September 1, 2003. This agreement supersedes Mr. Hibbard's August 2002 consulting agreement. Nearly all of Mr. Hibbard's consulting work for us has involved matters being considered or reviewed by the Board or by committees of the Board. His work has included, among other matters, structuring and implementing our 2003 Equity Incentive Plan for employees, participating in settlement negotiations for litigation, assisting in our capital restructuring and improving our intellectual property policies and procedures. In fiscal year 2003, Mr. Hibbard was paid $91,836 in consulting fees and for the first three quarters in fiscal year 2004 has been paid $203,287 in consulting fees.

     In April 2002, our former Chairman and CEO, Dr. Xin Cheng, who was terminated without cause, filed a claim in arbitration seeking, among other things, payment of $500,000 and acceleration of the vesting of options pursuant to alleged contractual obligations of SNI. The arbitrator issued a decision favorable to Dr. Cheng and, having exhausted our legal remedies, we have paid Dr. Cheng $610,000 in full satisfaction of the arbitration award.

                             EXECUTIVE COMPENSATION

Executive Compensation

     Please refer to our Annual Report on Form 10K/A for the fiscal year ended January 31, 2003 for a summary of Executive Compensation.

     The following tables set forth the annual compensation for our Chief Executive Officer ("CEO") for the fiscal year ended January 31, 2003, and for our four most highly compensated executive officers (the "Named Executive Officers"), other than the CEO, who were serving as executive officers at the end of our fiscal year and whose salary and bonus exceeded $100,000.

                           Summary Compensation Table

                                                                        Annual Compensation
                                                                  --------------------------------
                                                                                          Other             All
                                                                                         Annual            Other
                                                                   Salary    Bonus    Compensation      Compensation
             Name and Principal Position                   Year     ($)      ($)(A)        ($)       ($)(B)(C)(D)(E)(F)
--------------------------------------------------------   ----   -------   -------   ------------   ------------------
Phillip W. Arneson, Chairman, Chief Executive Officer...   2003   245,387   205,000          --            72,066
                                                           2002    60,582    25,000          --            12,547
                                                                                             --                --
Joe R. Armstrong, Chief Financial Officer...............   2003   191,927   165,000          --            20,962
                                                           2002   175,011        --          --                --
Richard L. Jacobson, Sr. VP Legal and Secretary.........   2003   250,000   150,000          --            19,231
                                                           2002   251,802        --          --                --
                                                           2001   140,850        --          --            42,746
Jeff S. Phillips, VP Corporate Development..............   2003   170,019    68,000          --            37,918
                                                           2002   170,019    10,000                        62,339
Darin L. Clause, VP Strategic Sales.....................   2003   160,014        --      79,393             8,400
                                                           2002   160,014        --     158,399            77,211
                                                           2001   145,181        --      51,101            51,740

(A) In fiscal year 2002, Mr. Arneson received a $25,000 signing bonus per his employment contract, which took effect October 2001, and Mr. Phillips received a $10,000 performance bonus.

     Bonus compensation represents performance and retention bonuses paid in fiscal year 2003 and 2002. In fiscal year 2003 Mr. Arneson received the final payment of $5,000 of his $30,000 signing bonus per his employment contract, which took effect October 2001, a performance bonus of $125,000 and a retention bonus of $75,000. Mr. Armstrong received a performance bonus of $105,000 and a retention bonus of $60,000. Mr. Jacobson received a $75,000 performance bonus and a $75,000 retention bonus. Mr. Phillips received a $51,000 performance bonus and a $17,000 retention bonus.

(B) Other compensation for Mr. Arneson for fiscal year 2003 consists of temporary living expenses paid by the Company of $48,930 and vacation accrual buy-out of $23,237. In fiscal year 2002 Mr. Arneson had temporary living expenses of $12,547.

(C)  Other compensation for Mr. Armstrong represents vacation accrual buy-out.

(D) Other compensation for Mr. Jacobson represents vacation accrual buy-out in fiscal year 2003 and relocation related expenses reimbursed by us in fiscal year 2001.

(E) Other compensation for Mr. Phillips represents living expenses of $37,918 and $55,800 for fiscal years 2003 and 2002, respectively, and vacation accrual buy-out of $6,539 in fiscal year 2002.

(F) Other compensation for Mr. Clause represents car allowance of $8,400, $7,200 and $2,400 for fiscal years 2003, 2002 and 2001, respectively. Mr. Clause had relocation expenses reimbursed by us of $70,011 and $49,340 for fiscal years 2002 and 2001, respectively.

Key Employee Retention and Incentive Plan:

     In November 2002, our Board of Directors, acting on a recommendation of the Compensation Committee and in consultation with Towers Perrin, a national executive compensation accounting firm, approved our "Key Employee Retention and Incentive Plan." The purpose of this plan is to provide a means whereby we could achieve the ongoing retention of certain key employees and certain management personnel. In addition, the Plan also provides for granting incentive based awards for the achievement of our goals and objectives along with recognition for the participant's continued contributions to us. In the past we had no such formal plan.

Long-Term Incentive Plans

     We have no long-term incentive plans other than under our various option and incentive plans.

Option Grants -- Year Ended January 31, 2003

     There were no option grants exercised for the year ended January 31, 2003 for any of the Named Executive Officers.

     The following table sets forth information concerning each exercise of stock options during the year ended January 31, 2003 by each of the Named Executive Officers and the January 31, 2003 value of unexercised options.

      Aggregated Option Exercises in Fiscal Year 2003 and January 31, 2003
                                  Option Values

                                                                    Number of
                                                             Securities Underlying          Value of Unexercised
                                    Shares                    Unexercised Options           In-the-Money Options
                                 Acquired On     Value       at Fiscal Year-End ($)      at Fiscal Year-End (#) (A)
                                   Exercise    Realized   ---------------------------   ---------------------------
              Name                   (#)          ($)     Exercisable   Unexercisable   Exercisable   Unexercisable
------------------------------   -----------   --------   -----------   -------------   -----------   -------------
Phillip W. Arneson............       --           --         16,833         13,750           --             --

Joe R. Armstrong..............       --           --          8,875          9,125           --             --

Richard L. Jacobson...........       --           --         10,760          5,940           --             --

Jeff S. Phillips..............       --           --          4,805          2,695           --             --

Darin L. Clause...............       --           --          2,021          2,021           --             --

(A) Options are "in-the-money" if, on January 31, 2003, the market price of our common stock ($6.33) exceeded the exercise price of such options. The value of such options is calculated by determining the difference between the aggregate market price of our common stock covered by such options on January 31, 2003, and the aggregate exercise price of such options. As of January 31, 2003 there were no options held by executive officers or management that were exercisable at $6.33 or less.

Employment Agreements

     On March 1, 2002 Mr. Arneson assumed the role of our Chairman, President and Chief Executive Officer. On April 30, 2002, our Board of Directors approved an employment agreement with Mr. Arneson regarding the terms of his employment as Chairman, Chief Executive Officer and President, which superseded his August 2001 contract. The agreement provides for annual compensation of $250,000. The agreement also calls for the vesting, as of March 1, 2002, of the 6,250 options granted Mr. Arneson on September 17, 2001, and the granting of 23,750 additional stock options (adjusted for the 1-for-20 reverse split) at a strike price equal to the closing price of our common stock on NASDAQ on March 1, 2002, which shares are to vest at the rate of 1,000 shares per month beginning on April 1, 2002, continuing for 12 months, when 5,000 additional shares vest, and beginning on May 1, 2003, 1,125 shares will vest each month. The employment is at will; however, if Mr. Arneson should be terminated without cause or resign in certain circumstances, he would receive a lump sum severance payment of two years' base salary and vesting of all stock options, and health and life benefits; he would be required to provide exclusive consulting services for two years following his termination. The agreement also calls for the reimbursement of living expenses in San Diego at the rate of $2,750.00 per month while Mr. Arneson remains employed. In the event of a change of control, merger or sale of our company, Mr. Arneson is entitled to receive an immediate payment equal to two year's salary, health and life insurance benefits for two years and vesting of all his options. In June 2003, our Board of Directors amended the termination section of Mr. Arneson's contract and authorized increases in annual compensation to $275,000, and monthly living allowance to $3,250.

     In May 2002, we entered into an employment agreement with Mr. Armstrong, our CFO, which provides for an annual salary of $200,000 per year plus bonus of $20,000, which was paid in a lump-sum, in June 2002, and 10,500 options (adjusted for the 1-for-20 reverse split) to acquire our common stock vesting over two years. The contract is for no specified term and Mr. Armstrong is an at-will employee such that we or Mr. Armstrong may terminate employment at any time, with or without cause or notice, and with or without reason, subject to the rights and obligations as provided in the contract. However, should Mr. Armstrong be terminated without cause he will receive a lump-sum severance payment of one year's salary, health and life benefits for one year and vesting of all his options. In the event of a change of control, merger or sale of our company, Mr. Armstrong is entitled to receive an immediate payment equal to one year's salary, health and life insurance benefits for one year and vesting of all his options. In June 2003, our Board of Directors authorized an increase in Mr. Armstrong's annual compensation to $225,000.

     In July 2002, we entered into an employment agreement with Mr. Jacobson, which provides for an annual salary of $250,000 per year and 9,000 options (adjusted for the 1-for-20 reverse split) to acquire our common stock vesting over two years. This contract replaced and superseded his July 2000 employment agreement. The contract was for no specified term and Mr. Jacobson is an at-will employee, such that either we or Mr. Jacobson could terminate employment at any time, with, or without cause or notice, and with or without reason, subject to the rights and obligations as provided in the contract. As of July 1, 2003, Mr. Jacobson is no longer in our employ.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and person who own more than 10% of a registered class of our equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish us with copies of all reports filed with the Commission pursuant to Section 16(a).

     During the nine months ended October 31, 2003, the following directors received stock option grants that were not reported by the required filing date:
Don Herzog, Director and Tom Schilling, Director. These directors have now filed the required forms as required under Section 16(a) of the Exchange Act.

Compensation Committee Report

     The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Compensation Committee in fiscal year 2003 consisted of Donne F. Fisher, Robert L. Hibbard and Phillip W. Arneson. In June 2003, Mr. Arneson resigned from the Compensation Committee and Larry Mathews joined the Committee. The Compensation Committee reviews, recommends and approves changes to our compensation and benefits policies and programs, makes recommendations to the Board for options granted under our plans and is responsible for reviewing and approving the compensation for our executive officers and certain of our senior management. A majority of the Committee is neither our current employees nor our former employees nor are they eligible to participate in any of our executive compensation programs. Mr. Arneson did not participate in meetings of the Committee concerning his compensation package.

     We have developed and are developing compensation programs designed to reflect our performance and to be competitive in the marketplace. In designing compensation programs, we attempt to reflect both value created for shareholders while supporting our strategic goals. The goals of our short-term and long-term compensation programs are to:

     o Attract, retain and motivate a high caliber executive leadership team and employee group;

     o Competitive base salaries in keeping with a philosophy of career continuity;

     o    Align executive compensation with shareholder interests;

     o    Support our short-term and long-term strategic goal and objectives;

     o Promote our value and reward individuals for outstanding contributions to our success.

     The nature of our business requires a technologically innovative personnel team to make a long-term commitment to our growth. Accordingly, we grant incentive awards primarily in the form of stock options with view towards long-term corporate performance. These awards may not fluctuate as much as year-to-year financial results. Under our programs, a substantial portion of senior executives' potential compensation depends on increases in shareholder value.

     We pay for performance on the basis of an individual's level of responsibility. For this purpose, performance means both individual and corporate performance. Individual performance includes the ability to put our business plans into effect and to react to unanticipated events. We base compensation decisions for all employees, including the executive officers on this criteria.

     Our executive compensation is based upon three components, base salary, short-term incentive awards and long-term incentives, which are intended to meet our compensation program goals.

Base Salary

     In keeping with the long-term and highly technical nature of our business, we take a long-term approach to management development. This career-oriented philosophy requires a competitive base salary. We base our salary structure on competitive positioning (comparing our salary structure with salaries paid by comparable companies), our own business performance, and general economic factors, and increases in the individual's responsibilities, whether through promotions or otherwise. Specific weights are not given to these factors, but competitive positioning is the most important factor. Within the comparable salary ranges, we determine individual senior management salaries based on individual performance, level of responsibility, and experience.

Short-Term Incentive Awards

     Our short-term incentive awards are discretionary. When deemed appropriate, they are designed to reflect the officer's contribution to the overall success of the organization and also consider the long-range impact of near-term decisions and contributions. Any award an executive receives depends on his/her individual performance and level of responsibility. Both objective and subjective measures are considered. These include, but are not limited to: sales, profit margins, operating expense, net income, working capital, individual initiative, business judgment, technical expertise and operational excellence.

Long-Term Incentive Awards

     Long-term incentive awards are intended to develop and retain strong management through share ownership and incentive awards that recognize future performance. Stock options, stock appreciation rights, stock awards and cash awards may be granted to directors, executive officers and all our employees. The Committee believes that a significant portion of senior management's compensation should depend on value created for the shareholders. Option grants SARS, and stock and cash awards are an excellent way to accomplish this because they tie management's interests directly to the shareholders' interests.

     The number of awards granted to senior management is based on individual performance and level of responsibility. For this purpose, the Committee measures performance the same way as described above for short-term awards. Awards must be sufficient in size to provide a strong incentive for executives to work for long-term business interests and become significant owners of our Company.

Stock Option Tender Offer

     To address the needs of our employees, to retain talented employees, and to keep our employees motivated, the Compensation Committee approved a tender offer for certain employee stock options. Participation in the tender offer was a voluntary program that allowed eligible employees to tender for cancellation some or all of their eligible stock options that had an exercise price greater than or equal to $7.50 per share (before giving effect to our 1-for-20 reverse stock split in October 2002) for our FIBR shares and all options granted by our subsidiary Sorrento Networks, Inc., regardless of exercise price, for the opportunity to receive an option for a smaller number of shares at a current market price in six months and one day following the expiration date of the tender offer. Eligible employees were required to declare their election to participate in the program before May 17, 2002, at which time the options they elected to tender were cancelled. Because the new option grants were made six months and one day following the day the tendered options were cancelled, we did not have to change to variable method of accounting for stock options to employees.

     Employees that participated in the program received favorable vesting terms that allowed the new option grant(s) to credit for the six months from time of cancellation of their old options to the new option grant date, with the remaining unvested portion of the new option grant(s) vesting in accordance with their prior vesting schedule.

     Our then current and former directors and executive officers, and key management were not eligible to participate in the stock option tender offer.

     We believe the actions we have taken over the past fiscal year have aligned with our objectives and were appropriate to attract, retain and motivate the talent we need to execute our restructuring plan and restore value to our shareowners.

Compensation Committee

Donne F. Fisher
Robert L. Hibbard
Phillip W. Arneson

                                PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total returns for an investment in our common stock, the NASDAQ Telecommunications Index and the S&P 500 Index. These indices are included for comparative purposes only and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the stock involved, and are not intended to forecast or be indicative of possible future performance of our common stock.

                                  INDEX VALUES

          Sorrento Networks Corp   S&P 500 Index   NASDAQ Telecom Index
          ----------------------   -------------   --------------------
1/31/99            16.12              1279.64             578.59
1/31/00            49.56              1394.46             978.44
1/31/01            27.00              1366.01             555.82
1/31/02             3.58              1130.20             206.17
1/31/03             6.33               855.70             115.24

                                 GROWTH OF $100

          Sorrento Networks Corp   S&P 500 Index   NASDAQ Telecom Index
          ----------------------   -------------   --------------------
1/31/99           100.00               100.00             100.00
1/31/00
1/31/01
1/31/02
1/31/03
                  ------               ------             ------

[Printer will insert Chart]

     This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this graph by reference, and shall not otherwise be deemed filed under such Acts.

            THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF ALL SEVEN NOMINEES AS OUR DIRECTORS.

                                   PROPOSAL 2

       APPROVAL OF COMMON SHARE ISSUANCE FOR THE RELEASE OF $1,027,000 IN
                       CASH PROCEEDS FROM LUXN ACQUISTION

     This proposal will determine if 505,153 shares of common stock should be issued the participating LuxN shareholders that would result in cash proceeds of $1,027,000 to the Company for the use of general working capital purposes. If not approved, the $1,027,000 currently held by the Company as restricted cash would be returned to those shareholders.

     On August 8, 2003, Sorrento Networks Corporation successfully completed the acquisition of LuxN, Inc. LuxN's product line supplies optical access equipment to the network edge using coarse and dense wavelength division multiplexing (CWDM and DWDM) technology. LuxN's OSMINE-certified products enable delivery of high-bandwidth data, storage, video, and voice services for service providers, cable MSOs, and enterprises. Sorrento acquired LuxN for a combination of stock, warrants, and cash previously held by LuxN. LuxN's stockholders were given the option to exchange their shares of LuxN stock for either their pro-rata portion of LuxN's net cash or shares of Sorrento's common stock. LuxN stockholders, regardless of their election to receive either net cash proceeds or Sorrento's common stock, received their pro-rata portion of warrants to purchase 400,000 shares of Sorrento's common stock at an exercise price of $3.05 per share. The warrants are being held in escrow for a period of six months to satisfy any successful indemnification claims.

     At closing, Sorrento issued 1,374,194 shares of its common stock and warrants to purchase 400,000 shares, which together represented 19.9% of Sorrento's then outstanding shares. This issuance resulted in $2,794,194 being received by Sorrento for general working capital purposes. There remains $1,027,145 in LuxN's net cash that can be exchanged for 505,153 shares of common stock, but the issuance of those additional shares is subject to stockholder approval because the aggregate of the shares of Sorrento's common stock that were issued at the closing of the acquisition, the shares into which the warrants are exercisable, and the additional 505,153 shares exceeded 20% of Sorrento's outstanding shares of common stock on the date of the acquisition.

     The LuxN acquisition has brought Sorrento both valuable customers and products. In order to complete a successful integration between the two companies, cash resources are required to support legal, engineering and sales and marketing activities. Sorrento is in critical need of cash to support its ongoing operations and to take advantage of the revenue and growth opportunities associated with the acquisition. Without the approval of these additional cash proceeds from the LuxN acquisition, Sorrento will be required to forego important and significant plans for marketing, product development and ongoing operations.

     Without approval the additional cash held by the Company as restricted cash will be returned to the LuxN shareholders.

     The Company's Board of Directors supports the approval of Proposal 2 and recommends a vote in favor of the proposal.

            THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF COMMON SHARE ISSUANCE FOR LUXN ACQUISTION.

                                   PROPOSAL 3

                               RATIFICATION OF THE
                        SELECTION OF INDEPENDENT AUDITORS

     The selection of independent auditors to examine our financial statements for the fiscal year ending January 31, 2004, which will be sent or made available to shareholders and filed with the Securities and Exchange Commission, is to be submitted to the meeting for ratification. BDO Seidman, LLP has been selected by the Audit Committee of the Board of Directors to examine such financial statements. Although ratification by the shareholders is not required by law, the Board of Directors believes that shareholders should be given this opportunity to express their views on the subject. While not binding on the Audit Committee or the Board of Directors, the failure of the shareholders to ratify the appointment of BDO Seidman, LLP as our independent auditors would be considered by the Audit Committee and the Board of Directors in determining whether to continue the engagement of BDO Seidman, LLP.

     A member of BDO Seidman, LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement.

Audit Fees

     BDO Seidman, LLP billed us $168,441 and $134,951, in the aggregate, for professional services for the audit of our annual financial statements for fiscal 2003 and 2002 respectively, and for the review of our interim financial statements, which are included in our Quarterly Reports on Form 10-Q for fiscal 2003.

     BDO Seideman, LLP billed us $9,265 and $5,623 for other audit-related fees for fiscal year 2003 and 2002 respectively, for the review of our proxy statements and audit committee meeting attendance.

Tax Fees

     BDO Seidman, LLP billed us $193,250 and $4,806 for fiscal 2003 and 2002 respectively, for domestic and international tax preparation work.

Financial Information Systems Design and Implementation Fees

     BDO Seidman did not provide and did not bill nor was it paid any fees for, financial information systems design and implementation services in fiscal 2003 and 2002 as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

All Other Fees

     BDO Seidman, LLP has billed us $50,695 and $52,280, in the aggregate, for professional services rendered for all services other than those services captioned "Audit Fees", "Tax Fees" and "Financial Information Systems Design and Implementation Fees" in fiscal 2003 and 2002 respectively. These services included consulting and other services.

     All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by BDO Seidman, LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing function.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF BDO SEIDMAN, LLP AS OUR INDEPENDENT AUDITORS.

                                 OTHER BUSINESS

     It is not anticipated that any other matters will be brought before the Annual Meeting for action. If any such other matters shall properly come before the Annual Meeting, however, it is intended that the persons authorized under the proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, our shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting by submitting their proposals to us in a timely manner. Any of our shareholders who wish to present a proposal for the inclusion in the proxy statement for action at our next Annual Meeting of Shareholders must comply with our By-Laws and the rules and regulations of the Commission then in effect. To be considered for inclusion in next year's proxy statement, such a proposal must be mailed to us at our principal executive offices at 9990 Mesa Rim Road, San Diego, California 92121, Attention: Corporate Secretary, and must be received by us on or before March 31, 2004.

                                    IMPORTANT

     TO ASSURE YOUR REPRESENTATION AND A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE ANNUAL MEETING, WE URGE YOU TO PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

                                    EXHIBIT A

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                        OF SORRENTO NETWORKS CORPORATION

I. AUDIT COMMITTEE PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

Monitor the independence and performance of the Company's independent auditors.

Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall meet the requirements of the NASDAQ Stock Market and the Sarbanes-Oxley Act of 2002. The Audit Committee shall be composed of three or more directors as determined by the Board, each of whom shall be independent non-employee directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Each member of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditor's limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

REVIEW PROCEDURES

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61.

The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

INDEPENDENT AUDITORS

1. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The Committee shall assist the Board in its oversight of the qualifications, independence and performance of the independent auditors.

2. Approve the fees and other significant compensation to be paid to the independent auditors.

3. On an annual basis, the Committee shall review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditor's independence.

4. Review the independent auditors audit plan -- discuss scope, staffing, locations, reliance upon management, and general audit approach.

5. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

6. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

7. The Committee shall:

     (i) Receive from the independent auditors annually, a formal written statement delineating the relationships between the auditors and the Company consistent with Independence Standards Board Standard
           Number 1;

     (ii) Discuss with the independent auditors the scope of any such disclosed relationships and their impact or potential impact on the independent auditors' independence and objectivity; and

     (iii) Recommend that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the auditors' independence.

8. The Committee shall review and approve the original proposed scope of the annual independent audit of the Company's financial statements and the associated engagement fees, as well as any significant variations in the actual scope of the independent audit and the associated engagement fees.

LEGAL COMPLIANCE

1. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

1. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report shall be included in the Company's annual proxy statement.

2. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

3. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

OTHER OPTIONAL CHARTER DISCLOSURES

1. Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

2. Periodically perform self-assessment of audit committee performance.

3. Review financial and accounting personnel succession planning within the Company.

4. Annually review policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites. Annually review a summary of directors and officers related party transactions and potential conflicts of interest.